Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Ruth Ann Wisener, 479-290-4235

TYSON REPORTS SECOND QUARTER
AND SIX MONTHS RESULTS

●	2nd quarter 2010 Net EPS was $0.42, as compared to $(0.32) last year
	●	This included $24 million, or $0.04 per diluted share, related to losses on notes repurchased
●	All operating segments were profitable, with Beef and Pork above their historical normalized ranges:
	●	Chicken operating income $114 million, or 4.6% of sales
	●	Beef operating income $126 million, or 4.6% of sales
	●	Pork operating income $69 million, or 7.4% of sales
	●	Prepared Foods operating income $37 million, or 5.0% of sales
●	We are increasing the normalized ranges for the Beef and Pork segments to 2.5-4.5% and 4-6%, respectively
●	We repurchased/retired over $450 million of debt during the second quarter fiscal 2010
●	We estimate our capital expenditures for fiscal 2010 will be approximately $700 million

Springdale, Arkansas – May 10, 2010 – Tyson Foods, Inc. (NYSE: TSN), today reported the following results:

(in millions, except per share data)	Second Quarter		Six Months
	2010	2009	2010	2009
Sales	$6,916	$6,307	$13,551	$12,828
Operating Income (Loss)	344	29	658	(169)

Income (Loss) from Continuing Operations	156	(105)	315	(215)
Loss from Discontinued Operation	-	(14)	-	(8)
Net Income (Loss)	156	(119)	315	(223)

Less: Net Loss Attributable to Noncontrolling Interest	(3)	-	(4)	(2)
Net Income (Loss) Attributable to Tyson	$159	$(119)	$319	$(221)

Income (Loss) Per Diluted Share Attributable to Tyson:
Income (Loss) from Continuing Operations	$0.42	$(0.28)	$0.84	$(0.57)
Loss from Discontinued Operation	-	(0.04)	-	(0.02)
Net Income (Loss)	$0.42	$(0.32)	$0.84	$(0.59)

●	Second Quarter and Six Months Fiscal 2010 – Included $24 million, or $0.04 per diluted share, of pretax charges related to losses on notes repurchased during the second quarter fiscal 2010.

“We are very happy with these results, especially because our fiscal second quarter is typically not our best,” said Donnie Smith, president and chief executive officer of Tyson Foods.  “Our Beef and Pork segments were the main drivers with very strong profitability.  Prepared Foods was within its normal range despite rising input costs. The Chicken segment showed significant improvement, due in part to our continued focus on operational efficiencies.

“While we did predict tightening domestic availability of protein would lead to stronger fundamentals, it happened sooner than expected,” Smith said.  “And although the second quarter was a great quarter for us, we think we’ll do even better the second half of the fiscal year as our operational performance continues to improve.  We are very pleased with how our third quarter is going, and the summer grilling season is just getting started.”

TYSON FOODS, INC.
News Release
May 10, 2010

Segment Performance Review (in millions)

Sales
(for the second quarter and six months ended April 3, 2010, and March 28, 2009)
	Second Quarter				Six Months
			Volume	Avg. Price			Volume	Avg. Price
	2010	2009	Change	Change	2010	2009	Change	Change
Chicken	$2,491	$2,360	(4.3)%	10.2%	$4,916	$4,594	0.4%	6.6%
Beef	2,762	2,419	5.4%	8.4%	5,444	5,082	6.3%	0.8%
Pork	929	844	(4.3)%	15.0%	1,744	1,722	(2.7)%	4.1%
Prepared Foods	734	684	5.6%	1.7%	1,447	1,430	3.5%	(2.2)%
Total	$6,916	$6,307	(0.5)%	10.2%	$13,551	$12,828	2.0%	3.6%

Operating Income (Loss)
(for the second quarter and six months ended April 3, 2010, and March 28, 2009)
	Second Quarter				Six Months
			Operating Margin				Operating Margin
	2010	2009	2010	2009	2010	2009	2010	2009
Chicken	$114	$(46)	4.6%	(1.9)%	$192	$(332)	3.9%	(7.2)%
Beef	126	28	4.6%	1.2%	245	28	4.5%	0.6%
Pork	69	29	7.4%	3.4%	131	84	7.5%	4.9%
Prepared Foods	37	19	5.0%	2.8%	92	54	6.4%	3.8%
Other	(2)	(1)	n/a	n/a	(2)	(3)	n/a	n/a
Total	$344	$29	5.0%	0.5%	$658	$(169)	4.9%	(1.3)%

Fiscal 2010 Outlook
Chicken – We expect seasonal demand will improve as we get into the second half of fiscal 2010, and we expect the pricing environment to improve aided by cold storage inventories and pullet placements which are down relative to the levels we have seen over the last several years. We also currently expect to see grain costs down as compared to fiscal 2009. Additionally, we will continue to focus on making operational improvements to help maximize our margins.

Beef – While we expect a reduction in cattle supplies of approximately 1% in fiscal 2010, we do not expect a significant change in the fundamentals of our Beef business as it relates to the previous few quarters. We expect adequate supplies to operate our plants. We will manage our spreads by maximizing our revenues through product mix and minimizing our operating costs, while keeping our focus on quality and customer service.

Pork – We expect the gradual decline in hog supplies in the first half of fiscal 2010 will accelerate into the second half of fiscal 2010, resulting in industry slaughter slightly higher than 2007. However, we still believe we will have adequate supplies in the regions in which we operate. We will manage our spreads by continuing to control our costs and maximizing our revenues.

Prepared Foods – Raw material costs will likely increase in fiscal 2010, but we have made some changes in our sales contracts that move us further away from long-term fixed price contracts toward formula or shorter-term pricing, which will better enable us to absorb rising raw material costs. However, in the third quarter fiscal 2010, we will continue to see a negative impact until some of the latest price increases take effect.

Capital Expenditures –We plan to increase total capital expenditures for fiscal 2010 to approximately $700 million.
Interest Expense – We expect net interest expense for fiscal 2010 to be approximately $315 million.

TYSON FOODS, INC.
News Release
May 10, 2010

Segment Performance Review

Chicken Segment Results
in millions	Three Months Ended			Six Months Ended
	April 3, 2010	March 28, 2009	Change	April 3, 2010	March 28, 2009	Change
Sales	$2,491	$2,360	$131	$4,916	$4,594	$322
Sales Volume Change			(4.3)%			0.4%
Average Sales Price Change			10.2%			6.6%

Operating Income (Loss)	$114	$(46)	$160	$192	$(332)	$524
Operating Margin	4.6%	(1.9)%		3.9%	(7.2)%

Second quarter and six months – Fiscal 2010 vs Fiscal 2009
●
Sales volume decreased due to reduced sales of rendered product and export sales, which was partially offset by increased sales volume related to an international acquisition. Despite the decreased sales volumes, overall sales increased due to an increase in the average sales price, which primarily resulted from sales mix changes associated with the reduced sales of the lower price per pound rendered and export products.

●	Operating Income (Loss) –
●
Operational Improvements – Operating results were positively impacted by operational improvements, which included: yield, mix and live production performance improvements; additional processing flexibility; and reduced interplant product movement.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to grain and energy purchases. These amounts exclude the impact from related physical purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$-	$1
2009	(63)	(251)
Improvement in operating results	$63	$252

●
Grain Costs – As compared to the same periods of fiscal 2009, operating results were negatively impacted in the second quarter of fiscal 2010 by an increase in grain costs of $19 million and were positively impacted in the first six months of fiscal 2010 by a decrease in grain costs of $65 million.

TYSON FOODS, INC.
News Release
May 10, 2010

Beef Segment Results
in millions	Three Months Ended			Six Months Ended
	April 3, 2010	March 28, 2009	Change	April 3, 2010	March 28, 2009	Change
Sales	$2,762	$2,419	$343	$5,444	$5,082	$362
Sales Volume Change			5.4%			6.3%
Average Sales Price Change			8.4%			0.8%

Operating Income	$126	$28	$98	$245	$28	$217
Operating Margin	4.6%	1.2%		4.5%	0.6%

Second quarter and six months – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
	●	We increased our operating margins by maximizing our revenues relative to live cattle markets, as well as improved our operating costs.
	●	Our sales were also positively impacted by an increase in our export sales volume.
●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live cattle. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(4)	$2
2009	34	90
Decline in operating results	$(38)	$(88)

TYSON FOODS, INC.
News Release
May 10, 2010

Pork Segment Results
in millions	Three Months Ended			Six Months Ended
	April 3, 2010	March 28, 2009	Change	April 3, 2010	March 28, 2009	Change
Sales	$929	$844	$85	$1,744	$1,722	$22
Sales Volume Change			(4.3)%			(2.7)%
Average Sales Price Change			15.0%			4.1%

Operating Income	$69	$29	$40	$131	$84	$47
Operating Margin	7.4%	3.4%		7.5%	4.9%

Second quarter and six months – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
	●	We increased our operating margins by maximizing our revenues relative to live hog markets, as well as improved our operating costs.
●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live hogs. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(22)	$(29)
2009	13	36
Decline in operating results	$(35)	$(65)

Prepared Foods Segment Results
in millions	Three Months Ended			Six Months Ended
	April 3, 2010	March 28, 2009	Change	April 3, 2010	March 28, 2009	Change
Sales	$734	$684	$50	$1,447	$1,430	$17
Sales Volume Change			5.6%			3.5%
Average Sales Price Change			1.7%			(2.2)%

Operating Income	$37	$19	$18	$92	$54	$38
Operating Margin	5.0%	2.8%		6.4%	3.8%

Second quarter and six months of fiscal 2009
● Includes $15 million charge related to the closing of our Ponca City, Oklahoma, processed meats plant.
Second quarter and six months – Fiscal 2010 vs Fiscal 2009
●
Operating income improved in the second quarter fiscal 2010 as compared to the same period last year due to an increase in sales volume and average sales prices, offset by an increase in raw material costs. Operating income improved in the first six months of fiscal 2010 as compared to the same period last year due to an increase in sales volume, offset by a decrease in average sales prices. In addition, we made several operational improvements in late fiscal 2009 that allow us to run our plants more efficiently. In the first six months of fiscal 2010, we received $8 million in insurance proceeds related to the flood damage at our Jefferson, Wisconsin, plant.

TYSON FOODS, INC.
News Release
May 10, 2010

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009

Sales	$6,916	$6,307	$13,551	$12,828
Cost of Sales	6,352	6,054	12,458	12,557
	564	253	1,093	271

Selling, General and Administrative	220	209	435	425
Other Charges	-	15	-	15
Operating Income (Loss)	344	29	658	(169)
Other (Income) Expense:
Interest income	(4)	(5)	(7)	(9)
Interest expense	100	78	180	145
Other, net	(1)	3	-	21
	95	76	173	157
Income (Loss) from Continuing Operations before Income Taxes	249	(47)	485	(326)
Income Tax Expense (Benefit)	93	58	170	(111)
Income (Loss) from Continuing Operations	156	(105)	315	(215)
Loss from Discontinued Operation, net of tax	-	(14)	-	(8)
Net Income (Loss)	156	(119)	315	(223)
Less: Net Loss Attributable to Noncontrolling Interest	(3)	-	(4)	(2)
Net Income (Loss) Attributable to Tyson	$159	$(119)	$319	$(221)

Weighted Average Shares Outstanding:
Class A Basic	303	303	303	303
Class B Basic	70	70	70	70
Diluted	378	373	377	373
Earnings (Loss) Per Share from Continuing Operations Attributable to Tyson:
Class A Basic	$0.43	$(0.29)	$0.87	$(0.58)
Class B Basic	$0.39	$(0.26)	$0.78	$(0.53)
Diluted	$0.42	$(0.28)	$0.84	$(0.57)
Earnings (Loss) Per Share from Discontinued Operation Attributable to Tyson:
Class A Basic	$-	$(0.04)	$-	$(0.02)
Class B Basic	$-	$(0.04)	$-	$(0.02)
Diluted	$-	$(0.04)	$-	$(0.02)
Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$0.43	$(0.33)	$0.87	$(0.60)
Class B Basic	$0.39	$(0.30)	$0.78	$(0.55)
Diluted	$0.42	$(0.32)	$0.84	$(0.59)
Cash Dividends Per Share:
Class A	$0.040	$0.040	$0.080	$0.080
Class B	$0.036	$0.036	$0.072	$0.072

Sales Growth	9.7%		5.6%
Margins: (Percent of Sales)
Gross Profit	8.2%	4.0%	8.1%	2.1%
Operating Income (Loss)	5.0%	0.5%	4.9%	(1.3)%
Net Income (Loss)	2.3%	(1.9)%	2.3%	(1.7)%
Effective Tax Rate from Continuing Operations	37.1%	(122.2)%	35.0%	34.1%

TYSON FOODS, INC.
News Release
May 10, 2010

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	April 3, 2010	October 3, 2009
Assets
Current Assets:
Cash and cash equivalents	$812	$1,004
Restricted cash	-	140
Accounts receivable, net	1,125	1,100
Inventories, net	2,112	2,009
Other current assets	180	122
Total Current Assets	4,229	4,375
Restricted Cash	-	43
Net Property, Plant and Equipment	3,628	3,576
Goodwill	1,918	1,917
Intangible Assets	176	187
Other Assets	460	497
Total Assets	$10,411	$10,595

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$90	$219
Trade accounts payable	963	1,013
Other current liabilities	864	761
Total Current Liabilities	1,917	1,993
Long-Term Debt	2,889	3,258
Deferred Income Taxes	309	309
Other Liabilities	508	539
Redeemable Noncontrolling Interest	65	65

Total Tyson Shareholders’ Equity	4,693	4,398
Noncontrolling Interest	30	33
Total Shareholders’ Equity	4,723	4,431

Total Liabilities and Shareholders’ Equity	$10,411	$10,595

TYSON FOODS, INC.
News Release
May 10, 2010

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	April 3, 2010	March 28, 2009
Cash Flows From Operating Activities:
Net income (loss)	$315	$(223)
Depreciation and amortization	247	253
Deferred income taxes	1	(78)
Other, net	47	88
Net changes in working capital	(111)	367
Cash Provided by Operating Activities	499	407

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(264)	(160)
Change in restricted cash to be used for investing activities	43	(76)
Proceeds from sale of marketable securities	22	25
Purchases of marketable securities	(26)	(13)
Proceeds from sale of discontinued operation	-	43
Acquisitions, net of cash acquired	-	(76)
Other, net	(2)	20
Cash Used for Investing Activities	(227)	(237)

Cash Flows From Financing Activities:
Net payments on revolving credit facilities	-	(2)
Payments on debt	(555)	(51)
Proceeds from borrowings of debt	15	851
Debt issuance costs	-	(58)
Change in restricted cash to be used for financing activities	140	(234)
Purchases of treasury shares	(31)	(4)
Dividends	(30)	(30)
Change in negative book cash balances	(13)	(90)
Stock options exercised and other, net	15	4
Cash Provided by (Used for) Financing Activities	(459)	386

Effect of Exchange Rate Change on Cash	(5)	11

Increase (Decrease) in Cash and Cash Equivalents	(192)	567
Cash and Cash Equivalents at Beginning of Year	1,004	250
Cash and Cash Equivalents at End of Period	$812	$817

TYSON FOODS, INC.
News Release
May 10, 2010

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is one of the world’s largest processors and marketers of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves. Tyson provides products and service to customers throughout the United States and more than 90 countries. The company has approximately 117,000 Team Members employed at more than 400 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern Monday, May 10, 2010. To listen live via telephone, call 888-957-9845. A pass code and the leader’s name will be required to join the call. The pass code is RWISENER and the leader’s name is Ruth Ann Wisener. International callers dial 415-228-3922. The call also will be webcast live on the Internet at http://ir.tyson.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tyson.com. A telephone replay will be available at 866-415-2343.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity trading risk management activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our October 3, 2009, Annual Report filed on Form 10-K.